UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2020
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2020, Covenant Transport Solutions LLC (“CTS”), doing business as Transport Financial Services (“TFS”) and an indirect wholly owned subsidiary of Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), entered into an Accounts Receivable Purchase Agreement (the “Purchase Agreement”) with Advance Business Capital LLC (“ABC”), an indirect wholly owned subsidiary of Triumph Bancorp, Inc. (“Triumph”).  Pursuant to the Purchase Agreement, CTS sold, and ABC purchased, substantially all of TFS’ operations and assets (the “Transaction”).  CTS sold approximately $103.3 million of net accounts receivable and related transportation factoring assets. In exchange, the Company received cash proceeds, net of transaction expenses of approximately $0.9 million, totaling approximately $107.5 million, plus Triumph common stock valued at approximately $13.9 million, and the opportunity to earn deferred net contingent cash consideration (net of allocations to former TFS management) of up to approximately $9.0 million after the twelve-month period ending July 31, 2021. The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions and includes certain ancillary agreements relating to registration rights, transition services, and ongoing referrals.

The foregoing descriptions of the Purchase Agreement and the Transaction do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 8, 2020, the Company issued a press release announcing the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company is updating a statement made in its July 8, 2020, press release regarding the Transaction.  Such press release noted an expected third quarter pretax gain ranging from $34.0 to $38.0 million, which was expected to modestly exceed the net amount of multiple second quarter gains, impairments, and expenses relating primarily to the sale or exit of certain real estate, downsizing unprofitable operations, reallocating fleet assets toward contract logistics operations, and other actions consistent with the strategic plan.  The Company now expects such third quarter pretax gain to be approximately $26.0 to $27.0 million, which is anticipated to be less than the net amount of the second quarter gains, impairments, and expenses that were noted in the press release.  The transaction consideration described in the press release was accurate.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Covenant Logistics Group, Inc. press release, dated July 8, 2020.

The information in Items 7.01 and 9.01 of this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: July 14, 2020	By:	/s/ M. Paul Bunn
M. Paul Bunn
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Covenant Logistics Group, Inc. press release, dated July 8, 2020.